Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated January 31, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Global Mofy AI Limited (formerly known as Global Mofy Metaverse Limited) for the year ended September 30, 2023, which include an explanatory paragraph stating that we have not audited the adjustments to retrospectively apply the change related to the share splits and dual classification described in Note 12 and Note 14. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We were dismissed as auditors on October 9, 2024, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

May 13, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com